UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2004

REMY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

DELCO REMY INTERNATIONAL, INC.

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Remy International, Inc. (the “Company”) today issued a press release announcing that it has signed a definitive agreement to sell its U.S. transmission remanufacturing business to Caterpillar Inc. (NYSE: CAT) (“Caterpillar”). Under the terms of the agreement, Caterpillar will pay approximately $105 million in cash for two of the Company’s wholly-owned subsidiaries, Williams Technologies, Inc. and JAX Reman, L.L.C. A copy of the press release is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of the Company dated August 18, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2004	REMY INTERNATIONAL, INC.

	By:	/s/ Rajesh K. Shah
	Name:	Rajesh K. Shah
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated August 18, 2004